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                                                                    EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of P-Com, Inc. of our report dated May 15, 1998, except as to the effect of the restatement described in Note 2, which is as of July 15, 1999 relating to the financial statements of the Wireless Communications Group (a division of Cylink Corporation), which appears in the Current Report on Form 8-K of P-Com, Inc. dated July 16, 1999.



PricewaterhouseCoopers LLP


San Jose, California
September 24, 1999